FORM 8K	File:20050620-FY2006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : June 22, 2005

RICHARDSON ELECTRONICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois		60147-0393
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(630) 208-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 20, 2005, the Company and David J. DeNeve, age 37, entered into an employment, nondisclosure and non-complete agreement (the "Employment Agreement") pursuant to which Mr. DeNeve agreed to serve as the Company's Chief Financial Officer. On June 20, 2005, the Company announced in a press release that Mr. DeNeve's appointment had become effective as of such date. Kelly Phillips, who had served as the Company's Chief Financial Officer and Controller, will continue to serve as the Company's Controller.

Under the terms of the employment agreement:

* Mr. DeNeve will receive a base salary to be paid at a rate of $250,000 per year;
* Mr. DeNeve will be eligible to receive an annual bonus with a target bonus opportunity of 50% of base salary; and
* Mr. DeNeve will be granted an option to purchase 30,000 shares of common stock of the Company, which shares will vest in equal installments on the first five anniversaries of the date of grant.

The Employment Agreement provides that if the Company terminates Mr. DeNeve's employment without "cause" (as defined in the Employment Agreement), the Company will pay Mr. DeNeve an amount equal to his annual salary, auto allowance and bonus for the last twelve-month period prior to termination, payable over the twelve months following termination.

Following termination by the Company with "cause" or by Mr. DeNeve without "good reason", Mr. DeNeve is subject to non-compete restrictions. Mr. DeNeve will serve as Chief Financial Officer on an "at will" basis. A copy of the Employment Agreement is included with this report as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

Prior to joining the Company, Mr. DeNeve served in various management positions during ten years with Material Sciences Corporation ("MSC"), a provider of material-based solutions for electronic, acoustical/thermal and coated metal applications. Most recently, Mr. DeNeve served as Vice President and Controller and Vice President, Finance of MSC from 2001 to 2004. Previously, Mr. DeNeve was Controller of MSC from 1996 to 2001.

Item 7.01 Regulation FD Disclosure

On June 20, 2005, the Company issued a press release announcing the appointment of Mr. Deneve as its Chief Financial Officer. A copy of this press release is furnished with this report as Exhibit 99.2 to this Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 Employment, Nondisclosure and Non-compete Agreement Exhibit 99.2 Press Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.
Date: June 22, 2005	By: /s/ William G. Seils
Name: William G. Seils Title: Senior Vice President, General Counsel and Secretary